    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 29, 1999
                                                      REGISTRATION NO. 333-81707
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                   ON FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                              FLOWSERVE CORPORATION
             (Exact name of registrant as specified in its charter)

           NEW YORK                                    31-0267900
  (State or other jurisdiction              (I.R.S. Employer Identification No.)
of incorporation or organization)

                      222 LAS COLINAS BOULEVARD, SUITE 1500
                               IRVING, TEXAS 75039
                    (Address of principal executive offices)

                             ----------------------

                 CHARLES C. HALL PROFIT SHARING RETIREMENT PLAN
                              (Full title of plan)

                              RONALD F. SHUFF, ESQ.
                  VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL
                              FLOWSERVE CORPORATION
                      222 LAS COLINAS BOULEVARD, SUITE 1500
                               IRVING, TEXAS 75039
                                 (972) 443-6500
 (Name, address and telephone number, including area code, of agent for service)


     By means of this Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-81707, filed with the Commission on June 28, 1999, the registrant hereby deregisters unsold shares of its common stock, par value $1.25 per share, which were registered for the Charles C. Hall Profit Sharing Retirement Plan on Form S-8 Registration Statement No. 333-81707. This deregistration is being made as required in conjunction with the merger of the Charles C. Hall Profit Sharing Retirement Plan into the Flowserve Corporation Retirement Savings Plan.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing this Form S-8 and has duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, on the 22nd day of December, 1999.

                                                  Flowserve Corporation
                                                  (Registrant)

                                                  By: /s/ Ronald F. Shuff
                                                      -------------------------
                                                  Vice President, Secretary and
                                                  General Counsel

     Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to registration statement has been signed below by the following persons in the capacities and on the date indicated.

/s/ BERNARD G. RETHORE           Chairman of the Board and
---------------------------      Chief Executive Officer                   December 22, 1999
    Bernard G. Rethore           (Principal Executive Officer)

/s/ C. SCOTT GREER               President, Chief Operating Officer
---------------------------      and Director                              December 22, 1999
    C. Scott Greer

/s/ RENEE J. HORNBAKER           Vice President and Chief Financial
---------------------------      Officer (Principal Financial Officer)     December 22, 1999
    Renee J. Hornbaker

/s/ RICK L. JOHNSON              Vice President Business
---------------------------      Development and Controller
    Rick L. Johnson              (Principal Accounting Officer)            December 22, 1999

/s/ WILLIAM C. RUSNACK*          Director, Chairman of
---------------------------      Audit/Finance Committee                   December 22, 1999
    William C. Rusnack

/s/ DIANE C. HARRIS*             Director, Member of Audit/Finance
---------------------------      Committee                                 December 22, 1999
    Diane C. Harris

/s/ CHARLES M. RAMPACEK*         Director, Member of Audit/Finance
---------------------------      Committee                                 December 22, 1999
    Charles M. Rampacek

/s/ JAMES O. ROLLANS*            Director, Member of Audit/Finance
--------------------------       Committee                                 December 22, 1999
    James O. Rollans

* By:  /s/ RONALD F. SHUFF
       -------------------
         Ronald F. Shuff
         Attorney-in-fact


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


     Pursuant to the requirements of the Securities Act of 1933, as amended, the persons who administer the Flowserve Corporation Retirement Savings Plan, the successor Plan to the Charles C. Hall Profit Sharing Retirement Plan, have duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas on December 22, 1999.



                                   THE PENSION AND INVESTMENT COMMITTEE
                                   OF FLOWSERVE CORPORATION

                                   By:  /s/ Ronald F. Shuff
                                        ---------------------------------------
                                   Vice President, Secretary and General Counsel


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